U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Mojo Shopping, Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE	26-0884348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Mojo Shopping, Inc. 6620 Escondido Street, Suite E Las Vegas, NV 89119	Corporation Service Company 2711 Centerville Road, Suite 400 Wilmington, DE 19809
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: (702) 349-5750
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	1,000,000 shares	$0.02	$20,000	$0.61

(1)	This price was arbitrarily determined by Mojo Shopping, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark, LLP
3273 E. Warm Springs
Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100

SUBJECT TO COMPLETION, Dated December 14, 2007

PROSPECTUS
MOJO SHOPPING, INC.
1,000,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 1,000,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.02 per share. This offering will expire in 90 days unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$20,000	None	$20,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 6-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: December 14, 2007

Summary	4
Risk Factors	6
Risks Associated with Our Financial Condition	6
If we do not obtain additional financing, our business plan will be delayed and our business may fail.	6
Because we have only recently commenced business operations, we face a high risk of business failure.	7
If we are unable to generate significant revenues from our operations, our business will fail.	7
Risks Associated with Our Business Model	7
If we are unable to successfully manage growth, our operations could be materially adversely affected, and our business may fail.	7
Because our business model includes forming business alliances with third party businesses, and there is no guarantee that we will be able to find such like-minded “Strategic Partners,” we may be unable to pursue our intended course of business, and our business may fail.	8
If we are unable to hire and retain key personnel, we may not be able to implement our business plan, and our business may fail.	8
If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.	8
If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted.	9
If we are unable to continually upgrade and expand our systems, our business will fail.	9
If we fail to respond to changes in consumer preferences in a timely manner, our sales may be adversely affected, and our business may fail.	9
Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.	10
Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.	11
If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.	11
If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.	11

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.	11
Because the e-commerce market is subject to cyclical variations, those variations may have a material adverse effect on our business.	11
If international events delay or prevent the delivery of products to our customers, we may be materially adversely affected, and our business may fail.	11
Risks Associated with Legal Uncertainty	12
Because our business exposes us to personal injury and product liability claims, such claims could result in adverse publicity and harm to our brand and our results of operations.	12
If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.	12
Because our Certificate of Incorporation and Bylaws and Delaware law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.	13
Risks Associated to Our Securities	13
Because our current stockholders will continue to own a majority of our common shares following this offering, you may never have any ability to control or direct our business.	13
Because we have arbitrarily determined share price, it may not bear any relationship to our assets, earnings, book value, or any other objective criteria of value.	13
Because there is no public market for our common stock, you may find it impossible to liquidate your investment.	14
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	14
Because we do not foresee any dividends, your only avenue to make money from your investment is through capital appreciation.	14
Because there are existing shareholders, investors will experience immediate dilution.	14
Forward-Looking Statements	16
Use of Proceeds	16
Determination of Offering Price	16
Dilution	16
Selling Shareholders	16
Plan of Distribution	19
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	20
Description of Securities	23
Interests of Named Experts and Counsel	26
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	26
Organization within the Last Five Years	27
Description of Business	27
Description of Property	29
Plan of Operations	29
Certain Relationships and Related Transactions	33
Market for Common Equity and Related Stockholder Matters	33
Executive Compensation	36
Financial Statements	38
Changes In and Disagreements with Accountants	37
Available Information	37

Summary

We were incorporated as Mojo Shopping, Inc. on August 2, 2007, in the state of Delaware for the purpose of developing, promoting, and expanding our online retail business. We are in the business of online retailing. Specifically, we have created and are developing a new web site, www.mojoshopping.com (the “Site”). Through the Site, we sell products, such as furniture, design accessories, art, clothing, music, and a variety of environmentally friendly products, all of which are designed to appeal to the tastes of young, socially conscious professionals.

Our plan is to target young professionals who are conscious of and attempting to keep pace with ever-changing trends. We will draw these individuals to our Site by providing content that not only educates customers on the latest trends, but provides a place to make purchases consistent with those trends. Our target clientele may best be described as “hip” or “trendy.”

We plan to seek alliances with other online entities that cater to our target market, whereby our Strategic Partners will drive traffic to our Site in exchange for a percentage of sales revenue generated by the traffic they drive to our Site.

Our warehousing and shipping facilities, as well as our business administrative offices are located at 6620 Escondido Street, Suite E, Las Vegas, Nevada 89119.

The Offering

Securities Being Offered	Up to 1,000,000 shares of our common stock.
Offering Price
The offering price of the common stock is $0.02 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the NASD over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
4,520,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, CEO and director, Ms. Ivona Janieszewski, owns 1,600,000 of the common shares of our company and therefore has substantial control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Offering Period	The shares are being offered for a period up to 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	As of September 30, 2007 (Audited)
Cash	$26,436
Total Assets	$27,032
Liabilities	$10,515
Total Stockholders’ Equity	$15,517

Statement of Operations	For the Year Ended September 30, 2007 (Audited)
Revenue	$0
Loss for the Period	$15,083

Risk Factors

An investment in the securities offered herein is speculative and subject to a number of risks. Only those investors who are prepared to potentially risk a financial loss associated with this investment should consider investing. Prospective investors should carefully consider the following risks, management intentions and other factors, prior to making an investment in the shares described herein.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statements wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve known and unknown risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document.

In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Risks Associated with Our Financial Condition

If we do not obtain additional financing, our business plan will be delayed and our business may fail.

As of the date of this Registration Statement, we have limited assets and will require additional capital to complete the development of our business plan. Our business plan calls for ongoing expenses in continual web development and marketing. Accordingly, we may desire to seek additional financing to fund our operations in the future. Such additional funds may be raised through the issuance of equity, debt, convertible debt or similar securities that may have rights or preferences senior to those of the shares. Moreover, if adequate funds are not available to satisfy our short-term or long-term capital requirements, we would be required to limit our operations. There can be no assurance that such additional financing, when and if necessary, will be available to it on acceptable terms, or at all.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have only recently commenced business operations, and have not earned any revenues to date. We possess no operating history and no prior experience in managing an online retail site. Although this is in accordance with management’s forecast and expectations there is no assuredness as to the continuance in accordance with the expectations due to the unique nature of the business. It is not possible at this time to predict success with assurance due to problems associated with the commencement of new operations. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces.

Potential investors should be aware that there is a risk of failure associated with new business ventures as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, unanticipated problems relating to the entry of new competition and unknown or unexpected additional costs and expenses that may exceed current estimates. Also, to date we have completed only partial development of our web site and we can provide no assurance that the web site under development will have a commercial application. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be successful.

If we are unable to generate significant revenues from our operations, our business will fail.

If we are unable to generate significant revenues from our existing business or from any new business opportunities we may pursue, we will not be able to achieve profitability or continue operations.

Risks Associated with Our Business Model

If we are unable to successfully manage growth, our operations could be materially adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, finances, and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial, technical, and management information systems, and to recruit, train and manage executive staff and employees. There can be no absolute assurance that management will be able to manage growth effectively with changing business conditions. Difficulties in managing growth could have a material adverse effect on our business, financial condition and operating results.

Because our business model includes forming business alliances with third party businesses, and there is no guarantee that we will be able to find such like-minded “Strategic Partners,” we may be unable to pursue our intended course of business, and our business may fail.

Our business model relies on us functioning in tandem with one or more like-minded online lifestyle companies (our “Strategic Partners”) that will add value, content and increased traffic to our own site. To date, we have not found such a Strategic Partner, and there is no guarantee that we will be able to identify one or that any potential Strategic Partner would be amendable to participating with us in pursuing our existing business model.

In the event that we are unable to secure a viable Strategic Partner, we will be forced to drive traffic to our own website by employing the standard industry practice of pay-per-click advertising via search engines like Google, Yahoo, MSN and Ask.com. Failure to secure a Strategic Partner will, therefore, have a negative material impact on our operating costs.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan, and our business may fail.

Due to the unique nature of our business, having certain key personnel is essential to the development of our website, the marketing of products, and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing, making sales and maintaining a large enough customer base to support our business operations, we will be unable to achieve profitable operations. Any time new products are introduced into a market, there is a substantial risk that sales will not meet expectations or even cover the cost of operations. General market conditions are unpredictable, and sales might be slow or even non-existent, and/or the products might not fit the needs of our target market sufficiently to induce sales. While we anticipate the ability to sell products on our Site, there is no way to predict the volume of product sales that will occur or even if sales will be sufficient to support our future operations. Numerous factors beyond our control may affect the marketability of the products offered. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted.

The Internet is a highly competitive arena with competition continually increasing. There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, distribution network, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our products, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

If we are unable to continually upgrade and expand our systems, our business will fail.

If we are unable to continually upgrade and expand our systems in order to keep up with the technological change within our industry, we will not be able to compete within our industry and our business will fail. The Internet market is characterized by rapidly changing technologies, evolving industry standards, changing customer needs, and frequent new product and service introductions. Our future success will depend, in part, on our ability to change and evolve, to use technologies effectively, to further expand our product lines, and to potentially develop new services to meet changing customer needs on a timely and cost-effective basis. There can be no assurance that we will be successful in this change and evolution on a timely basis. Although we intend to support emerging standards in the Internet marketplace, there can be no assurance that industry standards will be established or, if they become established, that we will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.

If we fail to respond to changes in consumer preferences in a timely manner, our sales may be adversely affected, and our business may fail.

Our financial performance depends on our ability to identify, originate and define product trends, as well as to anticipate, gauge and react to changing consumer preferences in a timely manner. We want to remain trendy while appealing to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. The retail apparel business fluctuates according to changes in consumer preferences dictated in part by fashion, perceived value and season. These fluctuations affect the merchandise in stock since purchase orders are made well in advance of the season and, at times, before fashion trends and high-demand brands are evidenced by consumer purchases. If we misjudge the market for our products, we may find ourselves providing unwanted products and unable to secure providers for high-demand products.

Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.

Because we are dependent on third parties, especially product manufacturers and distributors, we face potential losses if any of these products are interrupted or become more costly. Our operations and services are dependent on the protections of our equipment from fire, earthquakes, power loss, telecommunications failures and similar events. A significant portion of our equipment, including all critical “server” equipment dedicated to our Internet Web Portal site, will be located at a single facility operated by an independent third-party. Despite precautions taken by us and our third-party “server park” operator, the occurrence of a natural disaster or other unanticipated problems at our corporate offices or those of the server park operator, could cause interruptions in our services. We will be relying upon our server park operator to provide redundant or backup equipment and telecommunications facilities. Any accident, incident or system failure that causes interruptions our operations could have a material adverse affect on our ability to provide Internet services to our customers. Extensive or multiple interruptions in providing customers with site access are a known primary reason for customer decisions to abandon the use of Internet sites/services. Accordingly, any disruption of our services due to system failures could have a material adverse affect on our business, financial condition and results of operations. Additionally, any failure on the part of our

Strategic Partners, upon whom we may rely to drive traffic to our Site, will reflect poorly upon our brand and result in reduced traffic to our Site and, therefore, reduced revenue.

Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.

If telecommunications providers lose service to their customers, our customers will not be able to access our service. We will be relying on our web hosting company, 1and1.com, one of the world’s largest web hosts to provide the telecommunications links for our customers to access our web site. In the Internet marketplace it is not unusual for telecommunications providers to lose service in a market area, although these problems are usually cured within 24 hours. Any accident, incident, system failure or discontinuance of operations involving a third-party telecommunications provider that causes our members or visitors to be unable to access our site could have a material adverse affect on our ability to provide services to our customers and, in turn, on our business, financial condition, and results of operations.

If there are events or circumstances affecting the reliability and security of the Internet, access to our product and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.

Despite the implementation of security measures, our web site infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by members, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in our computer system, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

If we cannot develop or expand our site infrastructure reasonably, effectively, or in a timely manner, we may suffer a loss in business.

The future success of our business will depend to a large extent on the capacity, reliability and security of our Site infrastructure. As consumer visitation increases, we will be required to expand and adapt our Site infrastructure. Such expansion and adaptation will require substantial financial, operational and management resources. We believe that we will have the necessary funds for capital expenditures on Site software and hardware infrastructure during the next twelve months. In the event that we grow very rapidly, there can be no assurance that we will be able to keep up or expand or adapt our Site infrastructure to meet evolving consumer demand on a timely basis and at a commercially reasonable cost, or at all. If we are unable to expand and adapt our Site infrastructure to accommodate visitors to our Site, customers could stop using our service, resulting in a loss of business.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

The US trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

Because the e-commerce market is subject to cyclical variations, those variations may have a material adverse effect on our business.

We will be subject to cyclical variations in the e-commerce market. Internet usage, and in turn e-commerce, slows down in the summer months. We and other online retailers rely on the expenditure of discretionary income for most, if not all, sales. Economic downturns, whether real or perceived, in economic conditions or prospects could adversely affect consumer spending habits and, therefore, have a material adverse effect on our revenue, cash flow and results of operations. Alternatively, any improvement, whether real or perceived, in economic conditions or prospects could adversely impact our ability to acquire merchandise and, therefore, have a material adverse effect on our business, prospects, financial condition and results of operations, as our supply of merchandise is often dependent on the inability of designers and retailers to sell their merchandise in their respective independent venues.

If international events delay or prevent the delivery of products to our customers, we may be materially adversely affected, and our business may fail.

A portion of the merchandise we will be selling, such as furniture, flooring, and clothing, is made outside of the United States in Europe and Asia. As a result, any event causing a disruption of imports, including the imposition of import restrictions or trade restrictions in the form of tariffs, “antidumping” duties, port security or other events that could slow port activities, acts of war, terrorism or diseases, could increase the cost and reduce the supply of products available to us, which could, in turn, negatively affect our sales and profitability. In addition, over the past few years, port-labor issues, rail congestion, and trucking shortages have had an impact on all direct importers. Although in most instances the merchandiser will deliver the product directly to the purchaser, as the retailer we may be held accountable. Although we attempt to anticipate and manage such situations, both our sales and profitability could be adversely impacted by any such development in the future.

Additional risks to which we are subject by virtue of conducting our business across national boundaries, many of which are outside of our control, include the following:

•	Economic recession
•	Currency exchange rate and interest rate fluctuations
•	Government instability
•	Nationalization of foreign assets; and
•	Tariffs and governmental trade policies

We cannot ensure that one or more of these factors will not negatively affect our international segment and, as a result, our business and financial performance.

Risks Associated with Legal Uncertainty

Because our business exposes us to personal injury and product liability claims, such claims could result in adverse publicity and harm to our brand and our results of operations.

We may be, from time to time, subject to claims due to the injury of an individual from the products that we sell. While our purchase orders generally require the manufacturer to indemnify us against any product liability claims, there is a risk that if the manufacturer becomes insolvent we would not be indemnified. Any personal injury claim made against us or, in the event the manufacturer was insolvent, any product liability claim made against us, whether or not it has merit, could be time consuming, result in costly litigation expenses and damages, result in adverse publicity or damage to our reputation and have an adverse effect on our results of operations.

If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and trademark in both the United States and other countries. To date, we have not obtained any trademark or trade name registrations, except for our domain name, www.mojoshopping.com. There can be no assurance that the steps we intend to take to protect our rights will be adequate, that we will be able to secure protections or registrations for our rights or marks in the United States or in foreign countries or that third parties will not infringe upon our territorial rights or misappropriate our copyrights, trademarks, service marks, domain name and similar proprietary rights. In addition, effective copyright and trademark protection may be unenforceable or limited in certain foreign countries. It is possible that our competitors or others will adopt product or service names similar to ours, thereby impeding our ability to build brand identity which could possibly lead to customer confusion. Our inability to protect our marks adequately could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results. In the future, litigation may be necessary to enforce and protect our territorial distribution rights, our trade secrets, copyrights and other intellectual property rights. Litigation would divert management resources and be expensive and may not effectively protect our intellectual property. We may be subject to litigation for claims of infringement of the rights of others or to determine the scope and validity of the territorial and/or intellectual property rights of others. If other parties file applications for marks used or registered by us, we may have to oppose those applications and participate in administrative proceedings to determine priority of rights to the mark, which could result in substantial costs to us due to the diversion of management’s attention and the expense of such litigation, even if the eventual outcome is favorable to us. Adverse determinations in such litigation could result in the loss of certain of our proprietary rights, subject us to significant liabilities, and require us to seek licenses from third parties or prevent us from selling our products and services. Any of these results could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results.

Because our Certificate of Incorporation and Bylaws and Delaware law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our Certificate of Incorporation, Bylaws, and Delaware law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

Risks Associated to Our Securities

Because our current stockholders will continue to own a majority of our common shares following this offering, you may never have any ability to control or direct our business.

Our sole officer and director, Ms. Ivona Janieszewski, owns 1,600,000 shares of the 4,520,000 shares of our common stock issued and outstanding prior to this offering, and will continue to own a substantial percentage of our common stock following this Offering. Upon completion of this Offering, Ms. Janieszewski will have significant influence over the election of our Board of Directors and therefore control of our business. Even if all Shares described herein are sold, Ms. Janieszewski will hold approximately 35.4% of our issued and outstanding shares. We cannot guarantee that we will apply the funds in this Offering in a manner that investors would find desirable or that would not cause a material adverse effect on our operations.

Because we have arbitrarily determined share price, it may not bear any relationship to our assets, earnings, book value, or any other objective criteria of value.

We arbitrarily determined the share price of the shares and the maximum offering amount of the shares. Among the factors considered were: (1) the current immediate needs of our company, (2) our uncertain needs, (3) the background of the Chief Executive Officer, Ms. Ivona Janieszewski, and (4) the current condition of the financial markets. There is, however, no relationship whatsoever between the offering price of the shares and our assets, earnings, book value or any other objective criteria of value.

Because there is no public market for our common stock, you may find it impossible to liquidate your investment.

The shares sold in this Offering will be restricted from trading. Purchasers of the shares must therefore be prepared to hold their investment and bear the economic risk of the entire loss of their investment if we fail to make a profit. Prior to this offering there has not been a public market for our common stock, and there can be no assurance that an active public market for the common stock will develop or be sustained after this offering. As such, you may find it difficult to liquidate your investment.

The offering price of the shares has been determined arbitrarily based on several factors and may not be indicative of future market prices. If our stock is traded in a public market at some future date, it could be subject to wide fluctuations in response to quarterly variations in operating results, announcement of new claims of our competitors, and other events or factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many emerging growth companies, which may be unrelated to the operating performance of the specific companies.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. However, we reserve the right to enter into agreement with one or more broker-dealers to sell the shares, with such broker-dealers receiving sales commissions of up to 10% of the price of the shares. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects could be adversely affected.

Because we do not foresee any dividends, your only avenue to make money from your investment is through capital appreciation.

Payment of dividends on our common stock is within the discretion of the Board of Directors and will depend upon our future earnings, capital requirements, financial condition and other relevant factors. It should be noted that we currently have no plan to declare any dividends in the foreseeable future. Your only avenue for a return on your investment will be through capital appreciation, which you may not be able to realize due to a lack of liquidity in our stock.

Because there are existing shareholders, investors will experience immediate dilution.

The Offering price is substantially higher than the book value per share. Investors purchasing the Shares in this Offering will therefore incur immediate, substantial dilution. See “Dilution.”

Forward looking assessments prepared by our current management.

Our ability to accomplish our objectives and whether or not we will be financially successful are dependent on numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management’s control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability made by management herein are considered reasonable. We can provide no assurance, however, that any projections or assessments provided to potential investors will be realized or achieved at any level. Prospective investors should have this Offering Memorandum and any such projections or assessments independently reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies of this offering. Potential investors should review the financial statements and forecasts included with this offering as well as the accounting policies and the forecast assumptions used in the preparation of these documents.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The offering price for the Shares was determined based upon a variety of factors and does not bear any direct relationship to our assets, operations or book value or to any other historically based criteria of value. In determining such price, consideration was given to, among other things, our initial and projected operating results, our prospects and earnings potential, our management and the risks associated with an investment in the shares, and our current needs.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,000,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in an offering that was exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933. The shareholders purchased their shares in an offering completed on September 28, 2007.

The following table sets forth information regarding the beneficial ownership of our shares of common stock at September 30, 2007 by each of the selling shareholders, including: (i) the number of shares owned by each prior to this offering, (ii) the total number of shares that are to be offered by each upon the completion of the offering, (iii) the percentage to be owned by each upon completion of the offering, and (iv) the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,520,000 shares of common stock outstanding on September 30, 2007.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Charles Long 477 Mount Gravatt Ct Las Vegas, NV 89110	3,500	3,500	0	0
Michael Belloccio 5929 Carpenter Ave. North Hollywood, CA 91607	125,000	125,000	0	0
Patricia Belloccio 5929 Carpenter Ave. North Hollywood, CA 91607	125,000	125,000	0	0
Gustave Schuck 2457 Silver Blossom Ln. Henderson, NV 89052	3,500	3,500	0	0
Sharon Verrochi 963 Leadville Meadows Dr. Henderson, NV 89052	3,500	3,500	0	0
Rolland Williams 3002 Paseo Hills Way Henderson, NV 89052	3,500	3,500	0	0
Jesus Avila 2461 Silver Blossom Henderson, NV 89052	3,500	3,500	0	0
Robert Barczewski 7771 Tierra Tesoro San Diego, CA 92127	5,000	5,000	0	0
Tiffany Babcock 3002 Paseo Hills Way Henderson, NV 89052	3,500	3,500	0	0
Ratchel Berish 3488 Cherbourg Ave. Las Vegas, NV 89141	5,000	5,000	0	0
William Bender 736 Spruce Tree Circle Henderson, NV 89014	3,500	3,500	0	0
Stuart Lamarr 950 Upper Meadows Pl. Henderson, NV 89052	3,500	3,500	0	0

Paula Almeida 1881 Acushnet Ave. New Bedford, MA 02746	3,500	3,500	0	0
Paul Mattos 8 Burt St. Acushnet, MA 02743	3,500	3,500	0	0
Gail Konerth 358 Alden Rd Fairhaven, MA 02719	3,500	3,500	0	0
James Mattos 20 Haste St. Fairhaven, MA 02719	3,500	3,500	0	0
Hugh Ward 1363 Adagietto Drive Henderson, NV 89052	3,750	3,750	0	0
Marie Ward 1363 Adagietto Drive Henderson, NV 89052	3,750	3,750	0	0
Steve Mamich 5658 Vineyard Ln Las Vegas, NV 89110	3,500	3,500	0	0
Mario Emralino 6311 Sonora Cyn Ct. Las Vegas, NV 89142	3,500	3,500	0	0
Henry Blais 4370 S Grand Canyon Dr Apt 2029 Las Vegas, NV 89147	3,500	3,500	0	0
Daniel Concoby 6188 Blue Rapids Ct Las Vegas, NV 89139	5,000	5,000	0	0
Josef Wieser P.O. Box 58225 Salt Lake City, UT 84158	50,000	50,000	0	0
Lee Lefebvre 7855 Via Montebello #3 San Diego, CA 92129	200,000	200,000	0	0
Witold Igikowski 217 Chestnut Ridge Cir Henderson, NV 89012	5,000	5,000	0	0
Katie Stevens 1578 Peaceful Pine St. Henderson, NV 89052	5,000	5,000	0	0

Ben Rostas 639 Elliot Peak Ave Las Vegas, NV 89123	5,000	5,000	0	0
Kevin Edwards 1512 Dusty Canyon St. Henderson, NV 89052	5,000	5,000	0	0
Victor Wei 1578 Peaceful Pine St. Henderson, NV 89052	5,000	5,000	0	0
Kent Morgan 2479 Antrim Irish Henderson, NV 89044	400,000	400,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;
4.	in short sales, or;

5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, neither we nor anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock become quoted on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;

3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

From time to time, we may be involved in various claims, lawsuits, or disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. We have nothing pending at this time.

Our agent for service of process is Corporation Service Company, located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. Their telephone number is (302) 636-5401.

Directors, Executive Officers, Promoters and Control Persons

The following person is our sole executive officer and director, and the only individual initially expected to make a significant contribution to the business.

Name	Age Office(s) held
Ivona Janieszewski	41 President, Secretary, CEO, CFO, Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Ivona Janieszewski, President and CEO.

Ivona Janieszewski is President and CEO of Mojo Shopping, Inc., which she founded. Pursuing a career as a makeup artist and fashion stylist for musicians, models, and television personalities, Ivona apprenticed under award-winning stylist Maciej Radzyminski in her native Poland. In 1993, she was an assistant under interior designer Christian St. Clair in Cleveland, Ohio. In early 2000, she served as Fashion Stylist and Assistant Set Director for Bob Eubanks and The Live Auction Game Show, which was directed and produced by Emmy Award-winning TV producer Tony Verna in Las Vegas, Nevada. Ms. Janieszewski has also worked on videos and television commercials for TKO Multi-Media Entertainment and organized fashion showcases and runway shows for modeling agencies since 2000. In 2002, Ivona co-founded Innovation Flooring + Furniture Design (“IF+D”), a Las Vegas design firm selling both modern flooring and modern furniture. Working with developers, architects, and interior designers, Ms. Janieszewski has also worked as a designer through IF+D, designing artistic living and working environments for clients such as Tommy Hilfiger, John Daly, and Caesar’s Entertainment.

Directors

Our bylaws authorize no less than one (1) and no more than ten (10) directors. We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Director or Officer Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF MANAGEMENT &
CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock at September 30, 2007 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) by all directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Ivona Janieszewski 6620 Escondido Street, Suite E, Las Vegas, NV 89119	1,600,000	35.4%
Total of all directors and executive officers		1,600,000	35.4%
Title of Class	More than 5% Beneficial Owners
Common	David Woo 6620 Escondido Street, Suite E, Las Vegas, NV 89119	1,600,000	35.4%
Common	Kent Morgan 2479 Antrim Irish Henderson, NV 89044	400,000	8.85%
Total of 5% shareholders		2,000,000	44.25%

•	The percent of class is based on 4,520,000 shares of common stock issued and outstanding as of September 30, 2007.

•
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 30, 2007, there were 4,520,000 shares of common stock issued and outstanding. Our shares are held by thirty four (34) stockholders of record.

Common Stock

We have 90,000,000 shares of common stock authorized with a par value of $.001, 4,520,000 shares of which are issued and outstanding as of September 30, 2007.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our Certificate of Incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Dividend Policy

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event that a dividend is declared, common stockholders on the record date are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available.

There are no restrictions in our Certificate of Incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Public Market

There is no public market for our shares.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL, which applies to "business combinations" such as a merger, asset or stock sale or other transaction that result in financial benefit to an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation's outstanding voting stock. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination” with an "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder, unless:

•
prior to entering into the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision may have the effect of delaying, deterring or preventing a change in control over us without further actions by our stockholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC, provides accounting services for Mojo Shopping, Inc. They are located at 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025. Their Telephone number is (248) 203-0080, their fax number is (248) 281-0940.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

Mojo Shopping, Inc. (the “Company”) was incorporated in the State of Delaware on August 2, 2007. The Company operates as a holding company for its wholly owned subsidiary, Mojo Shopping LLC which was incorporated in the state of Nevada on April 2, 2007.

Description of Business

Company Overview

We were incorporated on August 2, 2007, in the state of Delaware for the purpose of developing, promoting, and expanding our online retail business.

We are in the business of online retailing. Specifically, we have created and are continuing to develop a new web site, www.mojoshopping.com. Through the Site, we sell products, such as furniture, design accessories, art, clothing, music, and a variety of environmentally friendly products, all of which are designed to appeal to the tastes of young, socially conscious professionals.

Our plan is to target young professionals who are conscious of and attempting to keep pace with ever-changing trends. We will draw these individuals to our Site by providing content that not only educates customers on the latest trends, but provides a place to make purchases consistent with those trends. Our target clientele may best be described as “hip” or “trendy”.

We plan to seek alliances with other online entities that cater to our target market, whereby our Strategic Partners will drive traffic to our Site in exchange for a percentage of sales revenue generated by the traffic they drive to our Site.

Ivona Janieszewski is our President, Secretary, Chief Executive Officer, Chief Financial Officer, and sole director.

E-Commerce: The Online Shopping Market

According to internet research firm comScore (www.comscore.com ), 694 million people were using the Internet worldwide in March of 2006, 152 million of which were American. The United States has recently fallen to less than 25% of the entire global online market from 1996 when it accounted for two-thirds of the entire global audience.

However, high-spending Americans contributed over $100 Billion to e-commerce through online purchases in 2006. ComScore calculates that American consumers spent $102.1 Billion via online retail (excluding travel) in 2006, representing an increase of 24% over 2005. The months leading to Christmas 2006 further increased e-commerce, with $24.6 Billion in online spending occurring during November and December, up 26% from 2005’s total for the same period.

With the popularity of Internet shopping increasing year after year and e-commerce becoming more widely accepted by the mainstream populace, a larger segment of the population is buying online and spending more than they have in the past. Investment firm Cowen & Co. put the total sales figure for 2006 slightly higher than comScore at $108 Billion, predicting that it will hit $225 Billion by 2011. In their report, the company estimated that U.S. e-commerce sales will grow 20% in 2007, citing growing broadband adoption, lower online prices, and added convenience as the driving forces.

According to their figures, e-commerce will end up grabbing a 4.7% share of the total U.S. retail sales by 2012, up from the current figure of 2.7%. Jim Friedland and David Geisler, analysts at Cowen, predict that online sales will eventually pass 10% of total U.S. retail spending.

Website

Currently, the mojoshopping.com website is active and fully functioning. The shopping cart options are live and capable of processing orders.

MojoShopping.com is propelled by a nucleus of design aficionados with collective backgrounds in furniture design, fashion design & manufacturing and innovative interior design.

Our initial repertoire of design products include core categories like modern furniture, design accessories and creative art, and will soon expand to other mainstay lifestyle products ranging from fashion staples; t-shirts and jean apparel, to the latest unique gift items and cutting edge electronic gadgetry.

Influenced by pop culture, with a clear sense of the needs and demands of the hip contemporary individual consumer that have a continual appetite for new and exciting design-oriented products, we present a new entertaining experience in online shopping. MojoShopping.com’s focus is to offer the most exciting lifestyle and design products in today’s' modern world.

Competition

We face significant competition in the online retail industry. E-commerce is a dynamic, high-growth market. Our competition for online customers comes from a variety of sources, including existing traditional retailers that are using the Internet to expand their channels of distribution, established Internet companies, and new Internet companies such as ourselves. In addition, our competition for customers comes from traditional direct marketers, brands that may attempt to sell their products directly to consumers through the Internet, and outlet stores.

Many of our competitors have longer operating histories, significantly greater resources, greater brand recognition and more firmly established supply relationships. Moreover, we expect additional competitors to emerge in the future. We believe that the principal competitive factors in our market include: brand recognition, merchandise selection, price, convenience, customer service, order delivery performance, and site features. Although we plan to compete effectively in this market, we recognize that this market is relatively new and is evolving rapidly, and, accordingly, there can be no assurance that we will be able to compete effectively in this marketplace.

We believe that our success will depend upon our ability to remain competitive in this field. We compete with others in efforts to obtain financing and explore and develop our online forum. The failure to compete successfully in the online market for commercial opportunities and for resources could have a material adverse effect on our business.

Intellectual Property

Mojo Shopping, Inc. has not filed a trademark application to register the name, “MojoShopping.com.” To date, we do not yet own any other patent, trademark, or legally enforceable claim to proprietary intellectual property. (See “Risk Factors”)

Employees

We have no significant employees other than our President, Secretary, CEO, CFO and sole director, Ivona Janieszewski.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Property

Our warehousing and shipping facilities, as well as our business administrative offices are located at 6620 Escondido Street, Suite E, Las Vegas, Nevada 89119.

Plan of Operations

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Plan of Operation in the Next Twelve Months

We are in the business of online retailing. Specifically, we have created and are continuing to develop a new web site, www.mojoshopping.com. Through the Site, we sell products, such as furniture, design accessories, art, clothing, music, and a variety of environmentally friendly products, all of which are designed to appeal to the tastes of young, socially conscious professionals.

We intend to work closely with our web designer over the next twelve months to further develop our website and our shopping cart functionalities. In addition, we intend to develop greater relationships with our suppliers and manufacturers to be able to supply and ship the products to be offered on our website to our customers.

Web Development

Our Internet Site is being developed by Drex Agency, a marketing and design firm with experience in designing successful web sites that attract a high volume of traffic. We estimate that the Site will be complete and operating in the fourth quarter of 2007 and will cost approximately $15,000. We anticipate that the shopping site will have a sleek designer look and be very user-friendly. We have discussed main page concepts and design themes with our Site developer over the past several months. Integration with the Volusion E-Commerce Software will be a significant part of the Site development. Final designs are currently being completed.

Our Shopping Cart

Our Site will initially be designed around the shopping cart software, Volusion E-commerce Solutions. This commercially available third party software package offers a broad array of essential business and marketing functions in one customizable package. Unlike other e-commerce software, Volusion’s E-commerce software is available at one base price and does not charge an additional fee based on a percentage of sales processed through our Site. The software package includes shopping cart software, ROI tracking software, search engine statistics software, e-mail marketing software, affiliate software, SEO optimization software, and E-commerce Web Hosting by Rackspace.com. Volusion has won 2007 Small Business Computing Excellence in Technology Awards for “Best E-Commerce Store Front” and “Best Customer Service.”

Order Fulfillment

We do not plan to maintain a significant product inventory. We anticipate that the majority of our product suppliers will drop ship products from their respective warehousing facilities directly to our customers. We have already received verbal commitments from several suppliers to that effect. By eliminating the majority of our warehousing and shipping costs, we are able to offer competitive prices to our customers while realizing savings on our own costs.

We are designing our Site to automatically place orders with suppliers when customers place their order on our Site. By automating this process and arranging for suppliers to ship directly to our customers, we reduce our order processing time. Products will ship immediately from the manufacturer or supplier when customers place their order, rather than waiting for individuals at our business to process or fill the order.

Notwithstanding the foregoing, we plan to hold in inventory a small number of customizable gift items, such as t-shirts. We anticipate that most such items will retail between $10 and $40. While these items will not represent a significant profit center, they will serve to draw visitors to our Site and build brand loyalty.

Products

We have entered into negotiations and have verbal commitments from a variety of manufacturers and suppliers to sell their products on our Site. Most of the manufacturers/suppliers have also committed to drop ship products from their warehouses directly to our customers. Notwithstanding the foregoing, there can be no assurance that any of the manufacturers/suppliers we have verbal commitments from will follow through on their verbal commitments or continue to allow us to sell their products and ship to our customers in the future.

Intellectual Property Protection

Our business depends, in part, on the protection of our intellectual property, including our business name, logo, and distinctive branding. We have not taken any measures to protect our intellectual property to this point, so there are no legal barriers to prevent others from using what we regard as our intellectual property. We currently own the domain name www.mojoshopping.com and we will be further developing our corporate logo and branding strategy over the next twelve months.

Offering New Products

Over the next twelve months, we intend to solidify negotiations and have verbal commitments from a variety of manufacturers and suppliers to sell their products on our Site. Most of the manufacturers/suppliers have also committed to drop ship products from their warehouses directly to our customers.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from August 2, 2007 (Date of Inception) until September 30, 2007

We generated no revenue for the period from August 2, 2007 (Date of Inception) until September 30, 2007, but had interest income of $56. Our Operating Expenses during this period equaled $15,139, consisting of $2,312 in general and administrative expenses, $4,000 in professional fees, and $8,827 in startup costs mostly relating to development costs for our website. We, therefore, recorded a net loss of $15,083 for the period from August 2, 2007 (Date of Inception) until September 30, 2007.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of September 30, 2007, we had total current assets of $26,436, consisting entirely of Cash. Our total current liabilities as of September 30, 2007 were $10,515. Thus, we have working capital of $15,921 as of September 30, 2007.

Operating activities used $4,916 in cash for the period from August 2, 2007 (Date of Inception) until September 30, 2007. Our net loss of $15,083 was the primary component of our negative operating cash flow. Investing Activities generated $31,600 in cash during the period from August 2, 2007 (Date of Inception) until September 30, 2007. Our accounting, legal and administrative expenses for the next twelve months are anticipated to be $25,000, in addition to the $10,515 we have incurred in accrued expenses. As of September 30, 2007, we had $26,436 in cash. Therefore, we will need to raise additional funds during the next twelve months in order to execute on our business plan.

Although our principal has no legal obligation to infuse additional capital, it is anticipated that our principal will do so as reasonably necessary by providing short-term demand loans carrying a market interest rate should it become necessary to do so. We anticipate that we may have to raise additional capital following the completion of this registration statement, in the form of private equity securities to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system. We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC. In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities. We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin. In addition, a market for our common stock may never develop.

Going Concern

We have experienced losses since inception of the development stage amounting to $15,083 as of September 30, 2007 and have no operating revenues. As of September 30, 2007, we had a total of $26,436 in cash; however, this amount may be insufficient to sustain operations over the course of the next year. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to meet our commitments as they become payable is dependent on our ability to execute our plan to establish a customer base, obtain customers that make purchases, and to obtain necessary financing or achieve a profitable level of operations. There are no assurances that we will be successful in achieving these goals.

Off Balance Sheet Arrangements

As of September 30, 2007, there were no off balance sheet arrangements.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Critical Accounting Policies

See Note 1 to our audited financial statements dated September 30, 2007.

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-

dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty four (34) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.

Of the shares being registered, 1,000,000 shares held by thirty shareholders will be available for resale in September, 2008 depending on exactly when they purchased their shares, all in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Ms. Ivona Janieszewski, as an affiliate, will be able to sell her shares, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, starting in September of 2008.

Mr. David Woo, as an affiliate, will be able to sell his shares, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, starting in September of 2008.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 45,200 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for our fiscal year ending September 30, 2007 through the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ivona Janieszewski President, Secretary, Treasurer, and Director	2007	0	0	0	0	0	0	0	0

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for our fiscal year ending September 30, 2007 through the date of this prospectus.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ivona Janieszewski	0	0	0	0	0	0	0

We do not intend on compensating our director for her services.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from August 2, 2007 (Date of Inception) through September 30, 2007:

F-1	Report of Independent Registered Public Accounting Firm, Maddox Ungar Silberstein, PLLC

F-2	Balance Sheet as of September 30, 2007

F-3	Cumulative Income Statement for the period from August 2, 2007 (Date of Inception) through September 30, 2007

F-4	Statements of Stockholders’ Equity for the period from August 2, 2007 (Date of Inception) through September 30, 2007

F-5	Cumulative Statement of Cash Flows for the period from August 2, 2007 (Date of Inception) through September 30, 2007

F-6	Notes to Financial Statements

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
MoJo Shopping, Inc.
Henderson, Nevada

We have audited the accompanying consolidated balance sheet of MoJo Shopping, Inc. (a development stage company) as of September 30, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from August 2, 2007 (date of inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MoJo Shopping, Inc. as of September 30, 2007, and the results of its operations and cash flows for the period from August 2, 2007 (date of inception) to September 30, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
December 5, 2007

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
As of September 30, 2007

ASSETS

Current Assets
Cash and equivalents	$26,436

Property and equipment	248

Other Asset
Refundable deposit	348

TOTAL ASSETS	$27,032

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued expenses	$10,415
Due to officer	100
Total liabilities	10,515

Stockholders’ Equity
Common stock, $.001 par value, 90,000,000 shares authorized, 4,520,000 shares issued and outstanding	4,520
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-

Additional paid-in capital	27,080
Deficit accumulated during the development stage	(15,083)
Total stockholders’ equity	15,517

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,032

See accompanying notes to consolidated financial statements.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
Period from August 2, 2007(Inception) to September 30, 2007

Revenues	$-0-

Expenses :
General and administrative	2,312
Professional fees	4,000
Start-up costs	8,827
Total expenses	(15,139)

Other income	56

Net Loss	$(15,083)

Net loss per share:
Basic and diluted	$(0.01)

Weighted average shares outstanding:
Basic and diluted	1,664,998

See accompanying notes to consolidated financial statements.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Period from August 2, 2007 (Inception) to September 30, 2007

	Common Stock Shares Amount		Additional paid-in capital	Deficit accumulated during the development stage	Total

Issuance of common stock for cash @$.005	320,000	$320	$1,280	-	$1,600
Issuance of common stock for cash @$.003125	3,200,000	3,200	6,800	-	10,000
Issuance of common stock for cash @$.02	1,000,000	1,000	19,000	-	20,000
Net loss for the period	-	-	-	(15,083)	(15,083)
Balance, October 31, 2007	4,520,000	$4,520	$27,080	$(15,083)	$15,517

See accompanying notes to consolidated financial statements.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
Period from August 2, 2007 (Inception) to September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,083)
Change in non-cash working capital items Increase in refundable deposits	(348)
Increase in accrued expenses	10,415
Increase in due to officer	100
CASH FLOWS USED BY OPERATING ACTIVITIES	(4,916)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of software	(248)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	31,600

NET INCREASE IN CASH	26,436

Cash, beginning of period	--
Cash, end of period	$26,436

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0--
Income taxes paid	$-0--

See accompanying notes to consolidated financial statements.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007

 1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Mojo Shopping, Inc. (the “Company”) was incorporated in the State of Delaware on August 2, 2007. The Company plans to operate as a holding company for its wholly owned subsidiary, Mojo Shopping LLC, which was incorporated in the state of Nevada on April 2, 2007 and sells goods via its online store. The Company intends to provide credit in the normal course of business to its customers and perform ongoing credit evaluations of those customers. It will maintain allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and/or other information.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at September 30, 2007, the Company did not have any cash equivalents other than its bank accounts.

Loss Per Share

Basic (loss) per share of common stock are computed by dividing the net (loss) by the weighted average number of common shares outstanding during the period. Diluted (loss) per share are equal to the basic loss per share for the period ended September 30, 2007 because there are no common stock equivalents outstanding.

Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Development Stage

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 ”Accounting and Reporting by Development-Stage Enterprises”. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

The Company entered the development stage upon its inception in the current year. Accordingly, income and expenses for the current year and cash flow for the current year equal income and expenses and cash flow on a cumulative basis since inception.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007

New Accounting Pronouncements (continued)

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The evaluation of a tax position in accordance with FIN 48 is a two-step process. The first step is a recognition process whereby the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is a measurement process whereby a tax position that meets the more-likely-than-not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN 48. The cumulative effect of applying the provisions of FIN 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. We are currently evaluating the statement and have not yet determined the impact of such on our financial statements.

SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4 (“SFAS 151”). In November 2004, the FASB issued SFAS 151 which amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing.” ARB No. 43 previously required that certain costs associated with inventory be treated as current period charges if they were determined to be so abnormal as to warrant it. SFAS 151 amends this removing the so abnormal requirement and stating that unallocated overhead costs and other items such as abnormal handling costs and amounts of wasted materials (spoilage) require treatment as current period charges rather than a portion of inventory cost. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted. The provisions of this statement need not be applied to immaterial items. We do not allocate overhead costs to inventory and management has determined that there are no other material items which require the application of SFAS 151.

There were various other accounting standards and interpretations issued during 2006 or to September 30, 2007, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. BASIS OF PRESENTATION - GOING CONCERN

These consolidated financial statements have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

MOJO SHOPPING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007

2. BASIS OF PRESENTATION - GOING CONCERN (continued)

The Company has experienced losses since its inception of the development stage amounting to $15,083 as of
September 30, 2007 and has no operating revenues. As of September 30, 2007, the Company had a total of $26,436 in cash; however, this amount may be insufficient to sustain operations over the course of the next year. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to execute its plan to establish a customer base, obtain customers that make purchases, and to obtain necessary financing or achieve a profitable level of operations. There are no assurances that the Company will be successful in achieving these goals.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

3. COMMON STOCK

On August 31, 2007, the Company issued 3,200,000 shares of its common stock at $0.003125 per share and 320,000 shares at $0.005 per shares in exchange for a 100% interest in its wholly owned subsidiary Mojo Shopping LLC.

On September 28, 2007, the Company closed a private placement and issued 1,000,000 shares of its common stock to 30 individuals pursuant to subscriptions for $0.02 per share in return for total proceeds of $20,000.

4. INCOME TAXES

The Company is subject to United States income tax rules and regulations.

For the period ended September 30, 2007, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $15,000 at September 30, 2007, and will expire in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2007
Deferred tax asset attributable to:
Net operating loss carryover	$5,100
Valuation allowance	(5,100)
Net deferred tax asset	$-

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation provide for indemnification of our directors, officers and employees as follows:

A director of our Company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to further reduce or to authorize, with the approval of our stockholder, further reductions in the liability of our directors for breach of fiduciary duty, then a director of our Company shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, voting of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provision in our Certificate of Incorporation or Bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Our Bylaws further provide as follows:

Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided further that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law.

(c) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrably clear and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)  Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e)  Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(f)  Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)  Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)  Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)  Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j)  Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$1
Federal Taxes		$0
State Taxes and Fees		$0
Listing Fees		$0
Printing and Engraving Fees		$1,000
Transfer Agent Fees		$1,000
Accounting fees and expenses		$15,000
Legal fees and expenses		$10,000

Total	$	$ 27,001

All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

On August 31, 2007, we issued 3,520,000 shares of our common stock to the owners of Mojo Shopping, LLC in exchange for all of the issued and outstanding membership interests of Mojo Shopping, LLC pursuant to a Stock Purchase Agreement. These shares were issued pursuant to 4(2) of the Securities Act of 1933 (the “Securities Act”). Our sole officer and director, Ms. Janieszewski, owned a 45.5% interest in Mojo Shopping, LLC as of the date of the Stock Purchase Agreement and, therefore, she received 1,600,000 of the total 3,520,000 shares of our common stock we issued in connection with that transaction. The 3,520,000 shares of common stock are restricted as defined in the Securities Act.

We completed a private placement of 1,000,000 shares of our common stock pursuant to Rule 504 of Regulation D of the 1933 Act on September 28, 2007. All shares were issued at a price of $0.02 per share. We received proceeds of $20,000 from the offering. Each purchaser represented to us that the purchaser was qualified under rule 504 as defined in Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision.

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation D offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Cane Clark, LLP, with consent to use
23.1	Consent of Maddox Unger Silberstein, PLLC
24.1	Power of Attorney (see attached signature page)

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada on December 14, 2007.

Mojo Shopping, Inc.
By:	/s/ Ivona Janieszewski
President, Secretary, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ivona Janieszewski as her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Ivona Janieszewski
President, Secretary, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Accounting Officer and Director
December 14, 2007

•	International military, political, diplomatic, and terrorist incidents

•	Changes in governmental policy, including those relating to taxation